                                                                    Exhibit 10.4


                                                                [Execution Copy]



--------------------------------------------------------------------------------




                          CONSTRUCTION AGENCY AGREEMENT

                            dated as of June 21, 2000

                                      among

                  30 HUDSON STREET LESSOR URBAN RENEWAL L.L.C.,

                                       and

                  50 HUDSON STREET LESSOR URBAN RENEWAL L.L.C.,
                                  collectively,

                                    as Lessor

                                       and

                      GSJC 30 HUDSON URBAN RENEWAL L.L.C.,
                              as Construction Agent

                                       and

                      GSJC 50 HUDSON URBAN RENEWAL L.L.C.,
                              as Construction Agent


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

           Section                                                                                                Page
           -------                                                                                                ----

                                                          ARTICLE I
                                                        DEFINITIONS

           1.1.   Definitions; Interpretation; Amendment and
                  Restatement....................................................................................   2

                                                         ARTICLE II
                                             APPOINTMENT OF CONSTRUCTION AGENT

           2.1.   Appointment and Acceptance.....................................................................   2
           2.2.   Relationship as between Persons
                           Comprising Lessee.....................................................................   2
           2.3.   Term...........................................................................................   3
           2.4.   Construction Materials.........................................................................   3
           2.5.   Scope of Authority.............................................................................   4
           2.6.   Covenants of Construction Agents...............................................................   6
           2.7.   Title to the Improvements......................................................................   8
           2.8.   Interim Use....................................................................................   8

                                                         ARTICLE III
                                                     THE IMPROVEMENTS

           3.1.   Amendments; Modifications......................................................................   9
           3.2.   Casualty, Condemnation, Liquidated
                           Damages and Force Majeure Events.....................................................   10

                                                         ARTICLE IV
                                                     PAYMENT OF FUNDS

           4.1.   Funding of Improvement Costs..................................................................   11

                                                          ARTICLE V
                                           CONSTRUCTION AGENCY EVENTS OF DEFAULT

           5.1.   Construction Agency Events of Default.........................................................   12
           5.2.   Survival......................................................................................   16
           5.3.   Remedies Cumulative; Waivers..................................................................   16
           5.4.   Limitation on Recourse Liability of

                           Construction Agents..................................................................   19
           5.5.   Lessor's Right to Cure Construction Agents'
                           Defaults.............................................................................   20

           5.6.   Determination of Whether Budget is
                           "In Balance".........................................................................   20
           5.7.   Limitations on Construction Agents' Liability.................................................   21

                                                             ARTICLE VI
                                                     NO CONSTRUCTION AGENCY FEE


                                                             ARTICLE VII
                                                            MISCELLANEOUS

           7.1.   Notices.......................................................................................   21
           7.2.   Successors and Assigns........................................................................   21
           7.3.   GOVERNING LAW.................................................................................   22
           7.4.   Amendments, etc...............................................................................   22
           7.5.   Counterparts..................................................................................   22
           7.6.   Severability..................................................................................   22
           7.7.   Headings and Table of Contents................................................................   22
           7.8.   Exercise of Lessor's Rights...................................................................   22
           7.9.   Limited Liability.............................................................................   23
           7.10.  No Third Party Beneficiaries..................................................................   23
           7.11.  Survival of Agreements........................................................................   23

                          CONSTRUCTION AGENCY AGREEMENT

         Construction Agency Agreement, dated as of June 21, 2000 (this "Agreement"), among 30 HUDSON STREET LESSOR URBAN RENEWAL L.L.C., and 50 HUDSON STREET LESSOR URBAN RENEWAL L.L.C., each a New Jersey limited liability company (collectively and individually, the "Lessor"), and GSJC 30 Hudson Urban Renewal L.L.C., a New Jersey limited liability company ("30 Hudson") and GSJC 50 Hudson Urban Renewal L.L.C., a New Jersey limited liability company ("50 Hudson"), as Construction Agents.

                              W I T N E S S E T H:

         A. Lessor and Construction Agents are parties to that certain Participation Agreement (as hereafter defined) pursuant to which each Construction Agent, as a Lessee, has agreed to lease from Lessor, and Lessor has agreed to lease to such Lessee, Lessor's interest in the Properties pursuant to the Lease.

         B. Lessor, such Lessee and Construction Agents are parties to that certain Participation Agreement of even date herewith (as amended, supplemented or otherwise modified, the "Participation Agreement"), among, inter alia, The Goldman Sachs Group, Inc., as Guarantor, 50 Hudson and 30 Hudson, as Lessee and Construction Agents, Lessor, Ground Lessee, Ground Lessor, the Persons named therein as Investors, Hudson Street Funding Corporation, Hudson Street Lessor Investment Trust 2000-1, Wilmington Trust Company (not in its individual capacity, except as specifically indicated but as investment trustee) Hatteras Funding Corporation, the financial institutions named therein as Liquidity Purchasers, and The Chase Manhattan Bank, as Collateral Agent.

         C. Subject to the terms and conditions hereof, (i) Lessor desires to appoint Construction Agents as its sole and exclusive agents for the construction of the Improvements on the Land in accordance with the Construction Budget, Construction Schedule and Plans and Specifications (each as described more fully in Exhibit A hereto and as each of the foregoing may be modified from time to time in accordance with this Agreement)(collectively, the "Construction Materials") and pursuant to this Agreement, and (ii) Construction Agents desire, for the benefit of Lessor, to cause the Improvements to be constructed in accordance with the Construction Materials and in each case in accordance with the terms set forth herein and in the Lease.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions; Interpretation; Amendment and Restatement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of interpretation set forth therein shall apply to this Agreement.


                                   ARTICLE II
                        APPOINTMENT OF CONSTRUCTION AGENT

         2.1.  Appointment and Acceptance.

         Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, Lessor hereby irrevocably designates and appoints the Construction Agents as its exclusive agents for the construction of the Improvements on the Land substantially in accordance with the applicable Plans and Specifications, and Construction Agents by entering into this Agreement accept such designation and appointment.

         2.2.  Relationship as between Persons Comprising Lessee.

         (a) The Persons comprising Construction Agent or Construction Agents (i.e., 30 Hudson and 50 Hudson) agree, as between themselves, that (i) they will apportion and allocate between them, on an equitable basis, all of the obligations, duties and liabilities of the "Construction Agent" hereunder, (ii) to the fullest extent appropriate, an apportionment and allocation determined by the relative developable floor areas of the Office Tower Improvements and the Conference/Training Center Improvements shall be deemed for purposes of this
Section 2.2 to be equitably based, (iii) 30 Hudson shall be responsible for the performance of all obligations of Construction Agents hereunder in respect of the Site having an address of 30 Hudson Street and that 50 Hudson shall be responsible for the performance of all obligations of Construction Agents hereunder in respect of the Site having an address at 50 Hudson Street, and (iv) each of said

Persons shall indemnify the other for its failure to perform in accordance with the immediately preceding clause (iii).

         (b) Each Construction Agent hereby authorizes the other to execute and deliver documents hereunder, on behalf of one or both Construction Agents.

         2.3. Term. This Agreement shall commence on the Documentation Date and shall terminate with respect to the Properties upon the first to occur of:

                  (a) Substantial Completion of both the Properties and the completion of Final Completion Work in accordance with Section 2.6(e) with respect to both of the Properties and the performance of all other material obligations of the Construction Agents hereunder with respect thereto; and

                  (b) payment by Lessee or Lessor's receipt through other provisions of the Operative Documents of the Lease Balance and all other amounts owing under the Operative Documents (including Article V of the Lease, incorporated herein by reference), and termination of the Commitments in accordance with the Participation Agreement; and

                  (c) termination of this Agreement by Lessor pursuant to
         Article V.

         2.4. Construction Materials; Construction Documents. (a) The Construction Agents shall develop, define, refine and detail proposed budgets, construction schedules and Plans and Specifications for the Properties. The Construction Agents shall cause each such proposal to provide for compliance and conformance with generally accepted construction practices, Applicable Law, Insurance Requirements and Environmental Requirements and shall cause each such proposal to have a reasonable likelihood that it can be completed as intended on time and within budget.

         (b) Subject to each of the terms and conditions in this Agreement, Construction Agents may execute any of their duties under this Agreement by or through agents, developers, consultants, advisors, contractors, employees or attorneys-in-fact, and Construction Agents with respect to each Property shall enter into such agreements with architects and contractors as Construction Agents deem necessary or desirable for the completion of the Construction pursuant hereto (as such documents may be amended, supplemented or otherwise modified except as prohibited hereby, the "Construction Documents").

         (c) As the Construction Documents are for the benefit of Lessor, Construction Agents hereby assign all the proceeds (including Liquidated Damages, insurance proceeds and warranty payments), if any, resulting from the Construction Documents to Lessor and hereby agrees to file applicable UCC-1 financing statements in respect of the foregoing.

         2.5. Scope of Authority. (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, Lessor hereby expressly authorizes Construction Agents (or any agent, consultant, advisor, developer, employee, attorney-in-fact or contractor of a Construction Agent to which a Construction Agent has made a delegation of authority pursuant to the terms of this Agreement), and Construction Agents unconditionally agree, for the benefit of Lessor, to take all action necessary or (as determined by Construction Agents) desirable for the performance and satisfaction of all of Construction Agents' obligations hereunder with respect to the Properties, including:

                  (i) performing or causing the performance of all design and supervisory functions and all engineering work related to the Construction and the retention and supervision of the General Contractor (if Construction Agents elect to retain a General Contractor);

                  (ii) negotiating and entering into, or causing the negotiation and execution and delivery of, all contracts or arrangements to procure the labor, materials, supplies and equipment necessary or (as determined by the Construction Agents) desirable to construct the Improvements;

                  (iii) obtaining or causing to be obtained all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Laws (including Environmental
         Laws), from all Governmental Authorities in connection with the acquisition of the Sites and the Construction of the Improvements thereon;

                  (iv) maintaining or causing to be maintained all books and records with respect to the Construction and the operation and management of the Properties;

                  (v) performing or causing the performance of any other acts necessary or desirable (as reasonably determined by

         Construction Agents) in connection with the construction and development of the Improvements in accordance in all material respects with the Construction Materials, any Applicable Laws and all Insurance Requirements; provided, however, that the foregoing shall not limit Construction Agents' right to engage in Permitted Contests;

                  (vi) paying when due or causing to be paid when due (subject to reimbursement as provided for under this Agreement) pursuant to and subject to the Construction Budget or the Participation Agreement, all Improvement Costs (including costs associated with the Construction Agents' actions as provided in Section 2.5(a)(viii) below, pursuant to and subject to the Construction Budget) provided, however, that the foregoing shall not limit Construction Agents' right to engage in Permitted Contests. Construction Agents acknowledge that any liability resulting to Collateral Agent, any Participant or any other Indemnitee as a result of or arising from any such negotiation, Permitted Contest, or act or omission of either Construction Agent or their designees with respect to such Permitted Contest will be a Claim subject to indemnification under Article IX of the Participation Agreement;

                  (vii) enforcing or causing the enforcement in all material respects of performance by each party to each Construction Document of its respective obligations, warranties and other design, construction and other obligations with respect to the design, engineering, construction and completion of the Improvements on the applicable Site or pursuing remedies with respect to the breach of those obligations, in each case, as deemed appropriate by Construction Agents in their discretion; and

                  (viii) using the proceeds of any insurance maintained with respect to the Improvements to complete construction of or rebuild any portion of such Improvements with respect to a Casualty or Condemnation and to fund all Construction Period Accrued Interest accruing during such Construction or rebuild, provided that the foregoing shall not affect Construction Agents' right to purchase the Properties in accordance with Article V of the Lease which shall be applicable during the Construction Period and is hereby incorporated herein by reference.

         (b) Neither Construction Agents nor any of their Affiliates or agents shall enter into any contract which would impose any liability or obligation on Lessor (other than Lessor's obligation to Construction Agents to provide Advances in accordance with and subject to the terms and conditions of the Operative Documents).

         (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, Construction Agents shall have sole management and control over the construction means, methods, sequences and procedures and the hiring, termination and contracting for and supervision of and payment for the labor, personnel and services with respect to the Construction; provided, however, that this subsection (c) shall not give rise to any rights in any Person other than Lessor, the Participants and the other Indemnitees.

         (d) All fees and expenses of Lessees and Construction Agents under any Operative Document which are included in and which may be paid in accordance with the Construction Budget shall be paid or reimbursed through Advances.

         2.6. Covenants of Construction Agents. Construction Agents shall with respect to the Land:

                  (a) following the commencement of Construction, cause the Construction to proceed diligently and without material interruption (subject to Force Majeure Events) in accordance in all material respects with the applicable Construction Materials and Insurance Requirements and all Applicable
         Laws;

                  (b) take or cause to be taken commercially reasonable and practical steps to minimize liabilities of Lessor or any Agent or Participant, delays, increased costs and the disruption of the construction process arising from Force Majeure Events, Casualties and Condemnations;

                  (c) subject to Section 3.2, cause Substantial Completion to occur on or prior to the Outside Completion Date;

                  (d) cause all Liens (including Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements), other than Permitted Liens, to be removed or discharged; provided, however, that the foregoing shall not limit Construction Agents' right to engage in Permitted Contests;

                  (e) following Substantial Completion, cause all Final Completion Work to be completed in a timely manner (subject to Force Majeure Events), but in no event later than the Lease Term Expiration Date;

                  (f) at all times during Construction, cause title to all Improvements on or within the Land (including any personal property which either Construction Agent acquires with Advances whether or not such personal property so acquired has become a permanent part of such Improvements) to be and remain vested in Lessor free of all Liens, other than Permitted Liens and Lessor Liens, and cause to be on file (including financing statements and fixture filings) with the applicable filing office all necessary documents under Article 9 of the UCC to perfect Lessor's and Collateral Agent's interest in such personalty free of all Liens other than Permitted Liens and Lessor Liens unless and only for such period of time as any Construction Agent is prevented from doing the same as the result of the failure of the Lessor to sign and return any reasonable documentation prepared by Construction Agents in performance of this Section;

                  (g) at all times prior to the Lease Commencement Date, maintain, for the benefit of Lessor, the insurance described in
         Schedule 2.6(g). In addition, Construction Agents shall from time to time, but in intervals of not less than twelve (12) months nor more than fifteen (15) months, each, (i) undertake all actions and due diligence as reasonably necessary to determine whether the insurance coverage required to be maintained hereunder is in compliance with the requirements thereunder, including any increases in coverage required as a result of any change in any Applicable Laws, and (ii) if Construction Agents determine that such insurance coverage does not meet such requirements, promptly take all actions and steps necessary to cause such coverage to comply with such requirements and shall notify Lessor and Collateral Agent of the steps being taken by Construction Agents or on their behalf;

                  (h) provide to Lessor and Collateral Agent monthly, or within 10 days after request by Lessor, if not provided by Construction Agents in prior 30 days, Construction Agents' certification stating: (A) that the Construction Budget is In Balance, and that Construction Agents reasonably believe the Construction of the Improvements will continue to be completed In Balance (or, if not, a description of why not);

         (B) that the remaining contingency reserves, as such amounts may be adjusted pursuant to this Agreement, are sufficient to complete the Construction; and (C) the anticipated date on which the Construction will be completed.

                  (i) Neither Construction Agent shall incur or allow the incurrence of any Improvement Costs, individually or in the aggregate,
         (A) in excess of the sum of the Aggregate Available Commitments and Other Available Amounts as of the date of determination thereof or (B) that would or could reasonably be expected to cause the aggregate Improvement Costs not to be In Balance.

                  (j) Construction Agents shall deliver to Lessor and Collateral Agent (i) annually (unless an Event of Default has occurred and is continuing in which case as requested) copy of the then current Plans and Specifications and (ii) within 30 days after Substantial Completion copies of the then current Plans and Specifications.

         2.7. Title to the Improvements. Title to the Improvements (including, all materials or equipment incorporated therein or paid for out of Advances) shall automatically, without further act of either Construction Agent, vest in Lessor.

         2.8. Interim Use. (a) At Lessee's option from and after Substantial Completion of the Conference/Training Center and five or more floors of the Office Tower, Construction Agents shall have the right to place such Improvements in service and to lease and occupy such substantially completed portions of the Improvements. The Construction Agents shall have the further right from time to time to lease additional floors of the Office Tower as they are substantially completed and ready to be placed in service. Such right to lease and occupy the substantially completed portions may be exercised by Lessee giving at least 30 days' prior written notice to Lessor or Collateral Agent specifying the date such lease is to begin, the portions to be occupied and the rent in respect thereof (determined in accordance with Section 2.8(b)); upon the giving of such notice of exercise, the interim right to use shall be operative, without the need for any further lease agreement.

         (b) Construction Agents shall pay rent on a monthly basis ("Interim Rent") for any portion of the Improvements leased pursuant to Section 2.8(a), in an amount equal to Construction Period Accrued Interest and Construction Period Accrued Yield fairly allocable in accordance with GAAP (allocated as of the end of each period for which Construction Period Accrued Interest and Construction Period Accrued Yield are determined on the basis of the cost of the portion of the Properties leased pursuant to Section 2.8(a) relative to the portions not so leased) to the Advances applied to constructing such Improvements. Interim Rent is payable on each Advance Date.

                                   ARTICLE III
                                THE IMPROVEMENTS

         3.1. Amendments; Modifications. (a) Except as otherwise provided in
Section 3.1(b) below, Construction Agents may revise, amend or modify any of the Construction Materials or enter into any change orders with respect to any Improvements without the prior written consent of Lessor if such revision, amendment, modification or change order will not extend Substantial Completion beyond the Outside Completion Date. Any amendment to the Construction Materials for which Construction Agents do not seek the approval of the Lessor shall be deemed a certification by the Construction Agent that such amendment complies with the foregoing requirement. Any revision, amendment, modification or change order not permitted by this Section 3.1 shall be subject to Lessor's approval, which may be withheld in Lessor's sole and absolute discretion.

         (b) The Construction Agents shall be permitted to amend the Construction Budget to adjust amounts allocated to any item or contingency reserve in the Construction Budget, provided, that no such amendment or adjustment shall permit the then-unspent portions of the Construction Budget to exceed the then-applicable Aggregate Available Commitments.

         3.2.  Casualty, Condemnation, Liquidated Damages and Force
Majeure Events.

         (a) Subject to Section 3.2(b), if at any time prior to Substantial Completion there occurs a Casualty, Condemnation or Force Majeure Event or Liquidated Damages are paid under the Construction Documents, then, in accordance with the procedures for making Advances in the Operative Documents, the Lessor shall make (x) so long as no Construction Agency Event of Default or Bankruptcy Default shall have occurred and be continuing, insurance proceeds and/or condemnation awards and/or Liquidated Damages with respect thereto available for Improvement Costs and (y) Advances for Improvement Costs and Construction Agents shall (i) promptly and diligently complete the Construction in accordance with the Construction Materials and with the terms hereof and (ii) cause Substantial Completion to occur on or prior to the Outside Completion Date.

         (b) If Construction Agents reasonably determine that a Force Majeure Event will cause Substantial Completion to occur later than the Outside Completion Date, Construction Agents may request that the applicable Outside Completion Date be extended by Lessor for the period (not to exceed ninety (90) days following the original Outside Completion Date) reasonably necessary to achieve Substantial Completion in light of such Force Majeure Event. Any such request shall be in writing delivered to Lessor and Collateral Agent and shall contain a certification by Construction Agents (1) describing the facts and circumstances giving rise to such Force Majeure Event, the expected duration of such Force Majeure Event and the date Construction Agents reasonably believe Substantial Completion will be achieved, (2) that the remaining Aggregate Available Commitments, together with insurance proceeds paid and Other Available Amounts, if any, with respect to such Force Majeure Event and, if the Construction Agent has exercised its rights in respect thereof, the amounts of Interim Rent under Section 2.8(b) which Construction Agents agree to pay with respect to amounts accruing during the period of such extension, are adequate to achieve Substantial Completion within such extension period in accordance with the Construction Materials (excluding all Construction Period Accrued Interest, Construction Period Accrued Yield and Construction Period Fees accruing during such extension period) and (3) that the occurrence of such Force Majeure Event and the Construction to occur following such date will not materially affect the appraised value set forth in the Appraisal delivered with respect to such Site pursuant to Section 4.1(x) of the Participation Agreement. Construction Agents shall also supply to Lessor and Collateral Agent such other information as each such Person may reasonably request. The consent of Lessor under this Section shall not be withheld or delayed if the determination is made that the request meets the requirements set forth herein in all material respects.

         Notwithstanding the foregoing paragraph, the Outside Completion Date shall be automatically extended for the period (not to exceed a total of sixty
(60) days following the original Outside Completion Date) necessary to achieve Substantial Completion in light of such Force Majeure Event, provided, that (A) the length of the extension required in light of such Force Majeure Event is certain (either because the Force Majeure Event has ended or because the Construction Agents have entered into a replacement contract with a definite term (unimpeded by such Force Majeure Event) to complete the work originally interrupted by the Force Majeure Event), and (B) the Construction Agents deliver to the Collateral Agent certification (without assumptions or, except as set forth therein, qualifications) as to and describing the items supporting each of the matters set forth in clauses (1),
(2) and (3) of the foregoing paragraph and stating the length of the required extension as provided in clause (A) of this paragraph.


                                   ARTICLE IV
                                PAYMENT OF FUNDS

         4.1.  Funding of Improvement Costs.

         (a) During the course of the Construction of Improvements, Construction Agents shall request that Lessor advance funds for the payment or reimbursement of Improvement Costs and Lessor shall comply with such request to the extent provided for under the Participation Agreement. Construction Agents and Lessor acknowledge and agree that Construction Agents' right to request funds and Lessor's obligation to advance funds for the payment of Improvement Costs are subject in all respects to the terms of this Agreement, the Participation Agreement and each of the other Operative Documents.

         (b) The proceeds of any funds made available to Lessor under the Operative Documents to pay Improvement Costs shall be made available to Construction Agents in accordance with the Advance Request relating thereto.

         (c) The Construction Agents may disburse proceeds from an Advance Request only for payment or its reimbursement of Improvement Costs as set forth on the Advance Request or otherwise permitted by the Operative Documents.

         (d) Construction Agents and Lessor, each acknowledge that the Collateral Agent or the Investors may direct the Ground Lessee to borrow funds from the Lenders and the Investors for the payment or reimbursement of Transaction Costs and other expenditures, all in accordance with the Participation Agreement and the other Operative Documents.


                                    ARTICLE V
                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

         5.1.  Construction Agency Events of Default.

                           5.1.1. Defined. Any one or more of the following events shall be a "Construction Agency Event of Default":

                  (a) Construction Agents apply any Advance for the purposes other than as set forth in the related Advance Request or Construction Agents otherwise apply any funds paid by Lessor to either Construction Agent for purposes not permitted hereby or by any other Operative Document, and such failure fails to be remedied for 10 days after such misapplication, or there shall exist any other misapplication of funds relating to any Property, including, but not limited to fraud, illegal acts or willful misconduct by any Construction Agent or its Affiliates or any Person under the direct or indirect supervision of the Construction Agent related to or in respect of the transactions contemplated herein or the Operative Documents or with respect to any Property or Site;

                  (b) Construction Agents shall fail to comply with Section 2.6(c); provided that, if such failure is capable of cure within sixty
         (60) days, Construction Agents may request that the Outside Completion Date be extended by the Lessor for the period (not to exceed sixty (60) days following the original applicable Outside Completion Date, including any extensions pursuant to Section 3.2) reasonably necessary to cure such default. Any such request shall be in writing delivered to Collateral Agent and Lessor at least ten (10) Business Days prior to the Outside Completion Date and shall contain a certification by Construction Agents (1) describing the facts and circumstances giving rise to such failure to complete such Improvements by the Outside Completion Date and the date Construction Agents reasonably believe cure of such default will be achieved, (2) that the undisbursed portion of the Construction Budget and Other Available Amounts not previously applied are adequate to achieve Completion of such Improvements in accordance with the applicable Plans and Specifications and to pay in accordance with Section 2.2.10 of the Participation Agreement all Construction Period Accrued Interest, Construction Period Accrued Yield and Construction Period Fees accruing during such period, and (3) that such delay will not affect the Fair Market Value of such Improvements as set forth in the Appraisal. Construction Agents shall also supply to Collateral Agent such other information that Collateral Agent may reasonably request. Collateral Agent

         (at the written direction of the Directing Party) will consent to Construction Agents' request if the Majority Banks determine that the request meets the requirements set forth herein with respect to such Improvements and that such cure can be completed within the sixty (60) day period. If such request is granted, Construction Agents shall promptly and diligently undertake the cure of such default;

                  (c) the Construction Budget shall not be In Balance and such failure to be In Balance shall continue for a period of thirty (30) days after (i) notification or certification of such condition by either of the Construction Agents pursuant to Section 5.6(a)(i) or the Participation Agreement or (ii) receipt by Construction Agents from Collateral Agent (at the written direction of the Directing Party) of a notification of the determination by Collateral Agent (at the written direction of the Directing Party) of such failure pursuant to Section 5.6(b);

                  (d) an Insolvency Event with respect to any Construction Agent or the Guarantor shall have occurred and be continuing;

                  (e) GS shall default in the due performance and observance of any of its obligations under Section 6.3(b) or (c) of the Participation Agreement;

                  (f) any false statement or inaccuracy by any Construction Agent, any Lessee, Ground Lessor, or Guarantor in its capacity as such, in any representation, warranty, statement or certification by such Construction Agents in any certificate, Advance Request, or Operative Document where the same has a Material Adverse Effect; and such falsity or inaccuracy shall remain uncured for a period of thirty (30) days after receipt of notice thereof by Construction Agent from Lessor or Collateral Agent, provided, however, that if such inaccuracy is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period, but such diligent efforts shall be properly commenced within such thirty (30) day cure period and the Construction Agents are diligently pursuing, and shall continue to pursue diligently, remedy of such inaccuracy, the cure period shall be extended, but in no event beyond the Outside Completion Date;

                  (g) except as otherwise permitted under the Operative Documents, any Lien granted pursuant to any Operative

         Document affecting any portion of the Properties shall, in whole or in material part, cease to be a perfected first priority security interest (other than Permitted Liens and Lessor Liens) with respect to any Site for which such Lien is required under the Operative Documents, other than with respect to an immaterial portion of any such Site, unless such cessation shall be the result of the failure of Lessor to sign and return any reasonable documentation prepared by the Construction Agents in performance of Section 2.6(f) or willful misconduct of the Collateral Agent or Lessor, provided, however, that with respect to any Lien which fails to be so effective or perfected, Construction Agents shall have thirty (30) days from the earlier of the Construction Agents' knowledge of such condition and receipt of notice thereof from Lessor or Collateral Agent to cure such failure;

                  (h) any Construction Agent shall fail to observe or perform any term, covenant or condition of this Agreement (except those specified in clauses (a) through (e) above)and the same shall have a Material Adverse Effect, and such inaccuracy shall remain uncured for a period of thirty (30) days after receipt of notice thereof by either Construction Agent or the Guarantor from Lessor or Collateral Agent, provided, however, that if such inaccuracy is capable of cure but cannot be cured solely by payment of money or cannot be cured by diligent efforts within such thirty (30) day period, but such diligent efforts shall be properly commenced within such thirty (30) day cure period and the Construction Agents are diligently pursuing, and shall continue to pursue diligently, remedy of such inaccuracy, the cure period shall be extended, but in no event beyond the Outside Completion Date;

                  (i) GS & Co. shall default in its obligations under Section 3.01(d) of the Commercial Paper Placement Agreement (HSFC) or HSFC, by reason of Section 3(d) of the Administration Agreement, is unable to issue Commercial Paper Notes, and, in each case, HSFC shall not otherwise have sufficient funds to pay obligations owed in respect of maturing Commercial Paper Notes of HSFC or to fund its portion of any Advance Request;

                  (j) an event described in Section 7.3 of the Participation Agreement shall have occurred; or

                  (k) the Ground Lease shall terminate by reason of default by Ground Lessor in its obligations thereunder.

                  5.1.2 Consequences. Upon the occurrence of a Construction Agency Event of Default, Lessor may, in addition to the other rights and remedies provided for in this Article V or under the Mortgage, immediately terminate this Agreement, by giving Construction Agents written notice of such termination, and upon the giving of such notice, this Agreement shall terminate and all rights of Construction Agents and all obligations of Lessor under this Agreement shall cease; provided, however, that this Agreement shall terminate immediately without notice upon the occurrence of an Insolvency Event described in
         Section 5.1.1(d) or upon the occurrence of the events described in
         Section 5.1.1(i), whether or not another Construction Agency Event of Default described in one or more other clauses of Section 5.1.1 shall have been or thereafter is declared. Upon any termination, all rights of Construction Agents and all obligations of Lessor(after the date of termination and payment of the amounts referred to below in this
         Section 5.1.2), other than its obligation under the last sentence of
         Section 2.2.1 of the Participation Agreement, shall cease and (i) Lessor may require Construction Agents to (or shall require Construction Agents to, if a Construction Agency Event of Default described in Section 5.1.1(d) or 5.5.1(i) has occurred) (subject to
         Section 5.4 below) immediately pay to Collateral Agent, on behalf of Lessor, as and for liquidated damages, an amount equal to (A) if a Full Recourse Construction Event of Default has occurred, the Permitted Lease Balance and (B) otherwise, the Construction Period Maximum Guaranty Amount, and (ii) Construction Agents may at their election, within 10 days after such termination, exercise the option to purchase the Properties from Lessor by paying immediately (but in any event within 5 days after such 10 day period) an amount equal to the excess of the (x) Lease Balance plus, without duplication, all Construction Period Accrued Interest, Construction Period Accrued Yield and Fees and any other amounts then due and owing under the Operative Documents, as of the date of such payment over (y) amounts paid by the Construction Agents under clause (i) above. Unless Construction Agents shall have so exercised the purchase option, Lessor shall cause the Properties to be sold in accordance with Section 5.3(a). If Construction Agents shall have so exercised the purchase option (and made all applicable payments in respect thereof), Lessor shall convey title to the Improvements to

         Lessee or their designee in accordance with Article XV of the Lease assuming for these purposes that said Article of the Lease were then applicable.

         5.2. Survival. The termination of this Agreement, in whole or in part, pursuant to Section 5.1 shall in no event relieve Construction Agents of their liability hereunder which accrued prior to such termination, all of which shall survive any such termination.

         5.3. Remedies Cumulative; Waivers. Upon the occurrence and continuance of a Construction Agency Event of Default, at Lessor's option and without limiting Lessor in the exercise of any other right or remedy Lessor may have on account (including, without limitation, any remedies under any other Operative Document or as set forth in Section 5.1.2), and without any further demand or notice, but subject to Section 5.4 below and the proviso of the first sentence of Section 5.1.2 and the second sentence of Section 5.1.2 above, Lessor may cause the following to occur:

                  (a) Lessor shall have all the rights and may pursue any of the remedies hereunder with respect to Construction Period Maximum Guaranty Amount as are provided to it in the Lease with respect to the payment of Residual Value Guaranty Amount as if those provisions were incorporated herein including, Lessor acting as exclusive sales agent for the Properties. Lessor and Collateral Agent may foreclose the lien of the Lessee Mortgage on all or any portion of the Properties and other Collateral, including all or any of such Sites and the related Mortgage. If Lessor has neither sold nor foreclosed upon the Properties within 2 years after receipt of the Permitted Lease Balance or Construction Period Maximum Guaranty Amount, as applicable, Lessor will appoint a qualified independent sales agent to sell the Properties and Lessor shall sell the Properties pursuant to the first bona fide offer received of an all cash purchase price at the then Fair Market Value of the Properties to the extent the conditions therefor are satisfied. Any proceeds resulting from the operation of this Section 5.3(a) will be applied in accordance with Article X of the Participation Agreement.

                  (b) Lessor may continue this Agreement in effect for so long as Lessor shall determine, and Lessor may enforce all of Lessor's rights and remedies under this Agreement, and require the completion of the Improvements by the

         Construction Agents as herein described, so long as Lessor satisfies its obligations under Section 4.1 and provides or otherwise obtains the funds therefor and advances such funds to the Construction Agents.

                  (c) Lessor may terminate this Agreement at any time, notwithstanding a prior election under Section 5.3(b) to cause the completion of the Improvements with respect thereto directly through Lessor or one or more successor construction agents.

                  (d) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof.

                  (e) Subject to the provisions hereof, as a matter of right and without notice to Construction Agents, Guarantor or anyone claiming under either of the Construction Agents, and without regard to the then value of the Collateral or the interest of any Lessee therein, Lessor shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral or any portion thereof at Lessee and Construction Agents' sole cost and expense (subject to Section 5.4 hereof), and Construction Agents hereby irrevocably consent to such appointment and waive notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Lessor in case of entry as provided in this Agreement and shall continue as such and exercise all such powers until the latest to occur of (i) the date of confirmation of sale of the applicable Collateral; (ii) the disbursement of all proceeds of such Collateral collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Lessor or pursuant to an order by a court of competent jurisdiction.

                  (f) To the extent permitted by, and subject to the mandatory requirements of, any Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Agreement shall be cumulative and, subject to Section 5.4, shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Lessor's consent to any request made by any Construction Agents shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Construction Agency Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Construction Agency Event of Default. To the extent permitted by any Applicable Law, Construction Agents hereby waive any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Properties, any Site, the other collateral or any part thereof in mitigation of Lessor's damages upon the occurrence of a Construction Agency Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this
         Article V.

                  (g) No failure to exercise and no delay in exercising, on the part of Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (h) Upon termination of this Agreement as a result of a Construction Agency Event of Default, the Construction Agents shall pay on behalf of Lessor to the Collateral Agent, for application in accordance with Article X of the Participation Agreement, in immediately available funds, the Construction Period Maximum Guaranty Amount.

         5.4. Limitation on Recourse Liability of Construction Agents. (a) Notwithstanding anything set forth herein to the contrary, the aggregate amount payable by the Construction Agents on a recourse basis under this Article V as the result of the occurrence of a Construction Agency Event of Default shall be subject to the limitations on the recourse liability of Construction Agents set forth in Section 11.2 of the Participation Agreement.

                  (b) Lessor's exercise of any remedy provided hereunder or otherwise available at law or equity, including any demand for reimbursements of amounts expended by or on behalf of Lessor to cure any Construction Agency Event of Default shall be subject to the condition that such exercise shall not impair or otherwise reduce the Construction Agents' obligation to pay the Construction Period Maximum Guaranty and the timely application of such amount to the outstanding HSFC Loan balance in accordance with the Participation Agreement, except to the extent that any payment by Construction Agents on account of such exercise shall be applied to the repayment of the HSFC Loan balance.

         5.5. Lessor's Right to Cure Construction Agents' Defaults. Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default, and in furtherance of such right, Lessor may make Advance Requests, execute Construction Documents and otherwise exercise all rights and perform all duties of each applicable Construction Agent hereunder and Lessees under the Participation Agreement with respect to the Construction. All reasonable out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall (subject to Section 5.4 above) be funded and paid by Lessor through Advances.

         5.6. Determination of Whether Budget is "In Balance".

         (a) If Collateral Agent (at the written direction of the Directing Party)determines that the Construction Budget may not be In Balance, Collateral Agent shall give notice to such effect to Construction Agents, together with a reasonably detailed explanation of the basis for Collateral Agent's determination and to the extent available calculations upon which Collateral Agent has based its determination. Within ten (10) days following Construction Agents' receipt of such notice, Construction Agents shall deliver a certification to Collateral Agent that either (i) the Construction Budget which is the subject of such notice is not In Balance and describing the steps Construction Agents are taking to remedy such condition, if any, or (ii) the Construction Budget is In Balance and stating sufficient detail to describe why Construction Agents believe the Construction Budget is In Balance.

         (b) If after receipt by the Collateral Agent of a certification from the Construction Agents pursuant to Section 5.6(a)(i) above that the Construction Budget is In Balance, Collateral Agent (at the written direction of the Directing Party) still disagrees with such Certification, Collateral Agent may give notice to such effect to Construction Agents and pursue such remedies as may be available hereunder.

         5.7. Limitations on Construction Agents' Liability. In any action or proceeding involving any state law, any federal bankruptcy, insolvency or reorganization law, or any other law affecting the rights of creditors generally, if the obligations of Construction Agents under the Operative Documents would otherwise be held or determined to be voidable, invalid or unenforceable as a fraudulent transfer or otherwise as a result or on account of the amount of its liability under the Operative Documents, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Construction Agents or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable.


                                   ARTICLE VI
                           NO CONSTRUCTION AGENCY FEE

         Construction Agents shall not be entitled to, and Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and no such Person shall not be entitled to, and Lessor shall have no obligation to make or pay, any reimbursement therefor. It being understood that this Agreement is being entered into as consideration for and as an inducement to Lessor and the Participants entering into the Lease and the other Operative Documents.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of,
Section 12.3 of the Participation Agreement.

         7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lessor, Construction Agents and, to the extent permitted by the Operative Documents, their respective successors and assigns; provided, however, that except as permitted by Sections 2.4 and 2.5 or to an entity owned (directly or indirectly) by Guarantor (and in either case, the Obligors shall remain primarily liable), Construction Agents shall not assign any of their rights nor delegate any of their duties or obligations under this Agreement without the prior written consent of the Collateral Agent (at the written directions of the Directing Party)and Lessor.

         7.3. GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES TO THE EXTENT PERMITTED BY APPLICABLE LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF INTERESTS IN REAL PROPERTY OR LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT TO THE PORTIONS OF THE PROPERTIES CONSTITUTING REAL PROPERTY, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

         7.4. Amendments, etc. Lessor and Construction Agents may, from time to time, enter into written amendments, supplements or modifications hereto, subject to the restrictions set forth in Section 12.5 of the Participation Agreement.

         7.5. Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.7. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.8. Exercise of Lessor's Rights. Subject to the Excluded Amounts, Construction Agents hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement dated concurrently herewith made by Lessor in favor of Collateral Agent, the rights and powers of Lessor under this Agreement have been assigned to and may be exercised by Collateral Agent in accordance with Section 12.5 of the Participation Agreement.

         7.9. Limited Liability. Construction Agents each agree that Lessor's obligations and liability under this Agreement are limited pursuant to Section
12.10 of the Participation Agreement. Except for the rights of Lessee to payment pursuant to the express provisions of Article X of the Participation Agreement, any rights of the Construction Agents against the Lessor shall be fully subordinated to the claims of the Ground Lessee until such claims are indefeasibly paid in full (but excluding Construction Agents' right under the last paragraph of Section 2.2.1 of the Participation Agreement).

         7.10. No Third Party Beneficiaries. Except to the extent provided in other Operative Documents, no provision in this Agreement shall give rise to any rights in any Person (except any Person party to an Operative Document), and there shall be no third party beneficiaries of, and no other Persons shall be entitled to rely on this Agreement. Any attempt by any other such Person to so rely shall immediately be void.

         7.11. Survival of Agreements. All covenants of the Construction Agents provided for in Section 2.6(e) shall survive the termination of this Agreement.

                                  [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this CONSTRUCTION AGENCY AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       30 HUDSON STREET LESSOR URBAN
                                       RENEWAL L.L.C., as Lessor

                                       By: Hudson Street Lessor
                                       L.L.C., its sole member

                                       By: Hudson Street Lessor
                                       Investment Trust 2000-1, its
                                       sole member

                                       By: Wilmington Trust Company,
                                       not in its individual capacity
                                       but as its Trustee


                                       By /s/ Kathleen A. Pedelini
                                          __________________________________
                                       Name:  Kathleen A. Pedelini
                                       Title: Administrative Account Manager


                                       50 HUDSON STREET LESSOR URBAN
                                       RENEWAL L.L.C., as Lessor

                                       By: Hudson Street Lessor
                                       L.L.C., its sole member

                                       By: Hudson Street Lessor
                                       Investment Trust 2000-1, its
                                       sole member

                                       By: Wilmington Trust Company,
                                       not in its individual capacity
                                       but as its Trustee


                                       By  /s/ Kathleen A. Pedelini
                                           _________________________________
                                       Name:   Kathleen A. Pedelini
                                       Title:  Administrative Account Manager

                                       GSJC 30 HUDSON URBAN RENEWAL
                                       L.L.C., jointly and severally as
                                       Lessee and Construction Agent

                                       By: The Goldman Sachs Group,
                                       Inc., its sole member

                                          /s/ Barry L. Zubrow
                                       By _________________________________
                                       Name:  Barry L. Zubrow
                                       Title: Executive Vice President


                                       GSJC 50 HUDSON URBAN RENEWAL
                                       L.L.C., jointly and severally as
                                       Lessee and Construction Agent

                                       By: The Goldman Sachs Group,
                                       Inc., its sole member

                                           /s/ Barry L. Zubrow
                                       By _________________________________
                                       Name:  Barry L. Zubrow
                                       Title: Executive Vice President

                                                                 Schedule 2.6(g)

(A) Insurance By The Construction Agent: The Construction Agent shall maintain or cause others to maintain in full force and effect at all times prior to the Lease Commencement Date, insurance policies with responsible insurance companies authorized to do business in New Jersey (if so required by law or regulation) with (i) a Best Insurance Reports rating of "A-" or better and an financial size category of "IX" or higher, (ii) or a Standard & Poors financial strength rating of "BBB+" or higher, (iii) or other companies acceptable to the Lessor, with limits and coverage provisions sufficient to satisfy the requirements set forth below.

         (1) General Liability Insurance: Liability insurance on an occurrence basis against claims filed in anywhere in the world and occurring the United States for the Construction Agent's, contractor's and sub-contractor's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations (which coverage shall remain in effect for a period of at least three years following the Construction Period Termination Date), blanket contractual, broad form property damage, personal injury insurance and independent contractors with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Improvements. A maximum deductible or self-insured retention of $250,000 per occurrence shall be allowed. All loss payments due under the deductible shall be pre-funded by the Construction Agent through additional premium payments.

         (2) Automobile Liability Insurance: Automobile liability insurance for the Construction Agent's liability arising out of claims for bodily injury and property damage covering all owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the Construction Agent's obligations under the Construction Agreement with a $1,000,000 minimum limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $250,000 per occurrence shall be allowed.

         (3) Excess Liability Insurance: Excess liability insurance on an occurrence basis covering claims in excess of the underlying insurance described in the foregoing subsections (1) and (2), with a $100,000,000 minimum limit per occurrence, provided that aggregate limits of liability, if any, shall apply separately to claims occurring with respect to the Improvements.

                  The amounts of insurance required in the foregoing subsections
                  (1), (2) and this subsection (3) may be satisfied by Construction Agent purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

         (4) Aircraft Liability Insurance: If the performance of the Construction Agreement requires the use of any aircraft that is owned, leased or chartered by the Construction Agent or any of its contractors or sub-contractors, aircraft liability insurance insuring the Construction Agent (and contractors and sub-contractors if applicable) with a $50,000,000 minimum limit per occurrence for property damage and bodily injury, including passengers and crew provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Improvements.

         (5) Marine Liability Insurance: Marine liability insurance for the Construction Agent's liability arising out of claims for bodily injury or property damage arising out of any vessel or barge owned, rented or chartered by the Construction Agent or its subcontractors with a $25,000,000 minimum limit per occurrence provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project.

         (6) Pollution Liability Insurance: Pollution liability insurance for bodily injury, property damage and remediation of pollutants. The insurance is to include coverage for sudden and accidental environmental accidents on the Land and off-site with a $25,000,000 minimum limit per occurrence.

         (7) Builder's Risk Insurance: Property damage insurance on an "all risk" basis insuring the Construction Agent and Lessor, as their interests may appear, including coverage for the perils of earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, boiler and machinery accidents.

                  8. Property Covered: The builder's risk insurance shall provide coverage for (i) the Improvements, (ii) property of others in the care, custody or control of the Construction Agent or Construction Agent, (iii) all preliminary works and temporary works, (iv) foundations and other property below the surface of the ground, (v) electronic equipment and media.

                  (b) Additional Coverages: The builder's risk policy shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than $25,000,000, (ii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Land from anywhere within the United States or Canada, (iii) attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $25,000,000,
                           (iv) expediting expenses in an amount not less than $25,000,000, (v) off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the Land and
                           (vi) the removal of debris with a sub-limit not less than 25 percent of the loss amount or $5,000,000, whichever is greater.

                  (c) Special Clauses: The builder's risk policy shall include (i) a 72 hour flood/storm/earthquake clause,
                           (ii) an unintentional errors and omissions clause,
                           (iii) a requirement that the insurer pay losses within 30 days after receipt of an acceptable proof or loss or partial proof of loss, (iv) an other insurance clause making this insurance primary over any other insurance and (v) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium, fraud or material misrepresentation.

                  (d) Prohibited Exclusions: The builder's risk policy shall not contain any (i) coinsurance provisions,
                           (ii) exclusion for loss or damage resulting from freezing, mechanical breakdown or (iii) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction, faulty workmanship, design or materials.

                  (e) Sum Insured: The builder's risk policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) insure 100% of the replacement value of the Improvements, (iii) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, taxes and fees (if rebuilt or repaired), (v) insure earth movement and flood coverage without a sub-limit.

                  (f) Deductible: The builder's risk insurance shall have no deductible greater than $500,000 per occurrence for flood and $50,000 per occurrence for all other coverage.

         (8) Delayed Startup Insurance: Delayed startup coverage insuring the Construction Agent and Lessor, as their interests may appear, for loss of rental income, Construction Period Interest, Construction Period Yield and other fixed expenses of the Construction Agent arising out of a delay in completion of the Improvements beyond the fourth anniversary of the Documentation Date due to a peril insured by the builder's risk policy required above, in an amount not less than $180,000,000.

                  Such insurance shall (a) have a deductible of not greater than 30 days aggregate for all occurrences during the construction period, (b) have an indemnity period not less than 12 months,
                  (c) include an interim payments (or partial payment) clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (d) cover loss sustained when access to the Land is prevented due to an insured peril at premises in the vicinity of the Land, (e) cover loss sustained due to the action of a public authority preventing access to the Land due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Land, (f) insure loss caused by damage to finished equipment or machinery while awaiting shipment at a supplier's premises, (g) insure loss caused by damage or mechanical breakdown to construction plant and equipment at the Land not already insured by Section (7) above, (h) not contain any form of a coinsurance provision or include a waiver of such provision and (i) cover loss sustained due to the accidental interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Land.

         (9) Endorsements: All policies of liability insurance required to be maintained by the Construction Agent shall be endorsed as follows:

                  (a)      To name the Lessor as a named insured;


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

                  (b) To provide a severability of interests and cross liability clause;

                  (c) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor.

         (10) Waiver of Subrogation: The Construction Agent hereby waives any and every claim for recovery from the Lessor for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Construction Agent shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(B)      Conditions:

         (1) Loss Notification: The Construction Agent shall promptly notify the Collateral Agent of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $5,000,000 covered by any insurance maintained pursuant to this Agreement.

         (2) Payment of Loss Proceeds: All policies of insurance required to be maintained pursuant to Sections (A)(7) and (8), shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent.

         (3) Loss Adjustment and Settlement: A loss under any insurance required to be carried under Sections (A)(7) and (8), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Construction Agent, subject to the approval of the Lessor if such loss is in excess of $5,000,000. In addition the Construction Agent may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $5,000,000 the terms of such settlement is concurred with by the Agent.

         (4) Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Schedule 2.6(g) shall be endorsed so that if at any time should they be canceled, or coverage be reduced (by any party including the insured) which affects the interests of the Lessor, such cancellation or reduction shall not be effective as to the Lessor for 60 days, except for non-payment of premium which shall be for 10 days, after receipt by the Agent of written notice from such insurer of such cancellation or reduction.

         (5) Miscellaneous Policy Provisions: All policies of insurance required to be maintained pursuant to Sections (A)(7) and (8), shall (i) not include any annual or term aggregate limits of liability except as regards the insurance applicable to the perils of flood and earth movement and pollutant clean up of land and water at the Land (project site), (ii) shall include the Lessor as additional insureds as their interest may appear, and (iii) include a clause requiring the insurer to make final payment on any claim within 30 days after the submission of proof of loss and its acceptance by the insurer.

         (6) Separation of Interests: All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lessor regardless of any breach or violation by the Construction Agent or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of the Construction Agent or others.

         (7) Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained pursuant to this Agreement shall contain terms and conditions reasonably acceptable to the Lessor.

         (8) Waiver of Subrogation: All policies of insurance to be maintained by the provisions of this Agreement shall provide for waivers of subrogation in favor of the Lessor.

(C) Evidence of Insurance: On the Initial Advancement Date and at least 10 days prior to each policy anniversary, the Construction Agent shall furnish the Lessor with (1) certificates of insurance or binders, in a form acceptable to the Agent, evidencing all of the insurance required by the provisions of this Agreement and (2) a schedule of the insurance policies held by or for the benefit of the Construction Agent and required to be in force by the provisions of this Agreement. Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Agreement. Upon request, the Construction Agent will promptly furnish the Lessor with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Construction Agent. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

(D) Reports: Concurrently with the furnishing of the certification referred to in Section (C), the Construction Agent shall furnish the Lessor with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Agreement and attaching an updated copy of the schedule of insurance required by Section (C) above. In addition the Construction Agent will advise the Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Construction Agent which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Construction Agent pursuant to this Agreement.

(E) No Duty of Agent to Verify or Review: No provision of this Agreement shall impose on the Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Construction Agent, nor shall the Lessor be responsible for any representations or warranties made by or on behalf of the Construction Agent to any insurance company or underwriter. Any failure on the part of the Lessor to pursue or obtain the evidence of insurance required by this Agreement from the Construction Agent and/or failure of the Lessor to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

                                                                       Exhibit A

A.       Construction Budget

[See Attached]

B.       Construction Schedule

[See Attached]

C.       Plans and Specifications

[See Attached]

Section                                                               Page
-------                                                               ----
           Schedule 2.6(g) -        Insurance Provisions

                                    EXHIBITS

           EXHIBIT A  -  Construction Materials


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